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                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                 August 9, 2001


                             NORTEL NETWORKS LIMITED
             (Exact name of registrant as specified in its charter)



            CANADA                                 000-30758                          62-12-62580
(State or other jurisdiction                      (Commission                        (IRS Employer
      of incorporation)                           File Number)                     Identification No.)



8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                                    L6T 5P6
    (address of principal executive offices)                                            (Zip code)

Registrant's telephone number, including area code (905) 863-0000.
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ITEM 5.         OTHER EVENTS

On August 9, 2001, Nortel Networks Corporation, the Registrant's parent, announced that it has agreed to sell US$1.5 billion aggregate principal amount of 4.25% convertible senior notes due 2008, reflecting an increase in the size of the offering from US$1.0 billion as previously announced by Nortel Networks Corporation on August 8, 2001. The notes will be convertible into common shares of Nortel Networks Corporation at a conversion price of US$10.00 per share. The initial purchasers of the notes have a 30-day option to purchase up to an additional US$300 million principal amount of notes. In accordance with normal settlement periods, the placement of the notes is expected to close on August 15, 2001. Nortel Networks Corporation will lend all or substantially all of the proceeds from the placement of the notes to the Registrant, which will guarantee the notes. The Registrant will use the proceeds for its general corporate purposes and those of its subsidiaries. The related press release is filed as
Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS

(c)      Exhibits.

         99.1     Press Release, dated August 9, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NORTEL NETWORKS LIMITED



                                             By:   /s/ Nicholas J. DeRoma
                                                   -----------------------------
                                                   Nicholas J. DeRoma
                                                   Chief Legal Officer

                                             By:   /s/ Blair F. Morrison
                                                   -----------------------------
                                                   Blair F. Morrison
                                                   Assistant Secretary

August 10, 2001

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